EXHIBIT 99.1

Aebi Schmidt Group achieves significant step-up in profitability following the integration of the Shyft Group; strong order momentum and continued backlog growth

  Very strong order momentum, with third quarter order intake up 33% year-over-year
  Order backlog increased by another 6% since June 2025, supporting 2026 growth ambitions
  Group net sales of $471m, up 3% year-over-year, with expected significant growth in fourth quarter
  Adjusted EBITDA1 of $42.2m or 9.0% adjusted EBITDA margin, up 25% year-over-year with a 160 basis-point margin improvement
  Synergies materialization accelerated, supporting upper end of increased target of $40m

FRAUENFELD, Switzerland,, Nov. 13, 2025 (GLOBE NEWSWIRE) -- Aebi Schmidt Group (NASDAQ: AEBI) (“Aebi Schmidt” or the “Company”), a world-class specialty vehicles leader, reports significant step-up in profitability following the acquisition of the Shyft Group.

“The entire new Aebi Schmidt Group has been focusing on executing the integration and realizing the expected synergies from the acquisition of the Shyft Group, and we are very happy to see a significant step-up in profitability in the first quarter after closing the transaction,” said Barend Fruithof, Group CEO. “We also see the significant potential from our sales excellence methodology uplifting the Shyft business, with our governance and operating model fully implemented in the combined Group.”

Third quarter 2025 Financial Results2

  Order intake increased 33.4% year-over-year and 16.6% quarter-over-quarter, with significant growth both in Europe and Rest of World (RoW), and North America, driven by Airport/Chassis and Municipal
    Legacy Shyft increased 79.3% year-over-year driven by a recovery of walk-in-van demand and amplified by implementation of Aebi Schmidt sales excellence methodology
  Strong order backlog increased another 5.6% to $1,127 million since June 2025, supporting significant growth ambitions. Order backlog is expected to translate into revenue within the next 15 months
  Sales of $471.3 million, an increase of $14.8 million or 3.2% year-over-year, from $456.5 million
    Europe/RoW sales increased 14.6% to $135.4 million, with strong growth against a challenging market environment
    North American sales flat at $336.0 million, despite legacy Shyft with 3.9% lower sales year-over-year due to softness in walk-in-vans and truck bodies
  Positive net income of $1.2 million achieved (prior year: $7.4 million), driven by improved profitability, compensating significant, non-recurring transaction costs and related restructuring expenses.
    Expecting a continued, significantly improved net income beginning with the fourth quarter
  Adjusted EBITDA1 of $42.2 million, an increase of $8.5 million or 25.2% year-over-year, from $33.7 million
    Europe/RoW adjusted EBITDA of $7.9 million with an adjusted EBITDA margin of 5.8%, a significant improvement quarter-over-quarter by 50% or 180 basis-point margin compared to a sales increase quarter-over-quarter of 2.9%. Adjusted EBITDA below prior year of $9.1 million, which was supported by one-off high-margin sales
    North America adjusted EBITDA of $34.3 million, achieving a 290 basis-point margin increase to a double-digit EBITDA margin of 10.2%, despite flat sales year-over-year, supported by strong cost management and accelerated materialization of acquisition related synergies

“As expected, we saw a significant improvement in Europe and Rest of the World in all aspects, despite the typical summer-breaks in Europe in the third quarter with North America already achieving a double-digit adjusted EBITDA margin in the quarter, despite soft sales of the legacy Shyft business,” continued Fruithof. “This sets a new baseline for further improvement, backed by a very strong order backlog in excess of $1.1 billion.”

  Net Working Capital at $451.5 million, improving $35.7 million or 7.3% year-over-year, from $487.2 million
    Ongoing high working capital required to facilitate significant growth; actions to improve working capital efficiency and implement structural improvements expected to materialize by year-end
  Net Debt1 of $468.6 million, an increase of $22.3 million or 5.0% since June 2025, prior to the close of the acquisition of the Shyft Group
    Increase driven by significant non-recurring transaction expenses, restructuring expenses, and ongoing high working capital needs
    Expecting strong positive cash flow in the fourth quarter with expected leverage below 3.0x by year-end 2025, and below 2.0x by year-end 2026

“We continue to address our Working Capital efficiency and have identified various opportunities in both segments, particularly in our collections and inventory management. We are focused on delivering the planned reduction by year-end, while, at the same time, supporting the expected significant sales growth. We believe that this will significantly improve our cash flow generation in the fourth quarter and expect a leverage below 3.0x by year-end 2025,” commented Marco Portmann, Group CFO, and continued, “And deleveraging will remain a core target for 2026, expecting a significant improved cash conversion and a deleveraging to below 2.0x by year-end 2026, enabling opportunities for further growth investments and acquisitions.”

2025 Financial Outlook3
Notwithstanding significant changes in the operating environment, we reaffirm our outlook as follows:

  Sales of $1.85 to $2.0 billion; expecting sales at mid-point of guidance range
  Adjusted EBITDA1 of $145 to $165 million; expecting adjusted EBITDA at upper half of guidance range

Fruithof concluded, “Aebi Schmidt Group’s strategic vision is to establish itself as a premier leader in the specialty vehicles market, targeting revenues of $3 billion and achieving a mid-teens Adjusted EBITDA margin. With our third quarter results, the first following the integration of the Shyft Group, we have already taken big steps in that direction. We are very proud of our teams, and what we have delivered in such a short time. We will continue to execute the integration of the former Shyft Group, delivering synergies, and grow our market share.”

_____________________________

[1]	See Non-GAAP Financial Measures for additional information regarding non-GAAP financial metrics
[2]	Financial results up until June 30, 2025, provided as basis for comparison of our third quarter 2025 performance, include results for Aebi Schmidt and the Shyft Group on a combined basis inclusive of the period prior to the merger on July 1, 2025. Historical information presented on a combined basis does not reflect any pro-forma adjustments or adjustments for costs related to integration activities, cost savings or synergies that have occurred or may be achieved if the merger occurred on January 1, 2024.
[3]	Combined full year 2025 Financial Outlook includes results for Aebi Schmidt and the Shyft Group on a combined basis inclusive of the periods prior to the merger on July 1, 2025. Full-year 2025 results to be reported in our Annual Report on Form 10-K for the year ending December 31, 2025, with an expected filing date in the first quarter of 2026, will include Aebi Schmidt standalone results for first half of 2025 and newly merged total company results for the second half of 2025 on a U.S. GAAP basis.

Third Quarter 2025 Earnings Call

The Company will host an earnings conference call and webcast at 8:30am Eastern Time the same day. Investors and analysts can access the conference call and webcast, including conference call materials, at https://www.aebi-schmidt.com/investors, or directly through https://edge.media-server.com/mmc/p/juczpzaa for the webcast, and https://register-conf.media-server.com/register/BI89a6a65917e34760b58bc2a169433d21 for the live conference call with the ability to ask questions during the Q&A.

Media contact
Barend Fruithof
CEO Aebi Schmidt Group
barend.fruithof@aebi-schmidt.com
Phone: +41 44 308 58 68

Investor contact
Marco Portmann
CFO Aebi Schmidt Group
investor.relations@aebi-schmidt.com
Phone: +41 44 308 58 38	Further information https://www.aebi-schmidt.com https://www.youtube.com/user/AebiSchmidtGroup https://media.aebi-schmidt.com (pictures, logos)

About Aebi Schmidt Group

Aebi Schmidt Group is a world-class specialty vehicles leader, positioned to accelerate growth and drive exceptional value. The Group with its headquarters in Switzerland and listed on the Nasdaq has generated pro-forma sales of $1.9 billion in 2024 and employs over 6,000 people, after merging with The Shyft Group on July 1, 2025. Our production facilities and service and upfit centers are in Europe and North America, using state-of-the-art technology and continuously improved processes.

Forward-looking statements

This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2025 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions or by using future dates or targets in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings and attainment of merger synergies, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only Aebi Schmidt's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of Aebi Schmidt's control. It is possible that Aebi Schmidt's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Aebi Schmidt's historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Aebi Schmidt's historical experience and our present expectations or projections. More information about factors that potentially could affect our financial results is included in our filings with the SEC, which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Aebi Schmidt utilizes certain non-GAAP financial measures. Aebi Schmidt utilizes Adjusted EBITDA, Adjusted EBITDA margin, and Net Debt to separate the impact of certain items from the underlying business. Because Aebi Schmidt uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Aebi Schmidt's underlying business performance and the performance of its management. To aid investors and analysts with year-over-year comparability for the combined business of Aebi Schmidt and Shyft, the Company has also presented certain of these non-GAAP financial measures on a "Combined " basis. Combined non-GAAP financial measures include results for both Aebi Schmidt and Shyft on a combined basis inclusive of periods prior to the merger. Information presented on a combined basis does not reflect pro-forma adjustments or other adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved if the business combination occurred on January 1, 2025. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Aebi Schmidt's financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.
The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EBITDA, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. The Company is unable to address the probable significance of the unavailable information.

Aebi Schmidt Group
Combined Financial Summary (Non-GAAP)1,2
(in thousands)
(Unaudited)

Adjusted EBITDA ($k)	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025

Net Sales	$456,526	$499,659	$453,785	$453,706	$471,325

Net income/(loss)	$7,445	$6,068	$626	($7,895)	$1,194

Add (subtract):
Interest expense	11,125	10,138	9,164	12,153	14,228
Depreciation & amortization	11,841	12,788	12,127	11,778	14,990
Income tax (benefit)/expenses	1,501	2,215	1,441	(2,175)	(447)
Restructuring and other related charges	186	759	730	5,709	12,759
Transaction related expenses and adjustments	1,225	12,934	7,286	13,047	5,988
Foreign exchange losses on external debt	1,095	(590)	982	2,601	(252)
Pension related income, net	(674)	(2,360)	(929)	(1,025)	(1,025)
Other	(48)	(5,197)	(182)	287	(5,239)

Adjusted EBITDA	$33,696	$36,756	$31,245	$34,480	$42,197

Adjusted EBITDA margin	7.4%	7.4%	6.9%	7.6%	9.0%

For historical comparisons to the Shyft Group results, adjustments reflected in the table above do not include non-cash stock-based compensation expense.

Net debt ($k)	Sep 30, 2024	Dec 31, 2024	Mar 31, 2025	Jun 30, 2025	Sep 30, 2025

Current portion of long-term debt	26,436	23,494	24,482	27,310	25,063
Long-term debt, less current portion	544,291	471,817	512,764	561,325	628,359
Total debt	$570,727	$495,311	$537,246	$588,636	$653,422

Subtract:
Cash and cash equivalents	73,350	80,953	63,989	83,484	125,971
Subordinated shareholder loans	55,939	51,982	53,775	58,845	58,897

Net debt	$441,438	$362,376	$419,482	$446,306	$468,554

Net debt as defined in our Credit Facility Agreement, excluding long-term subordinated shareholder loans